CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Worldwide  Petromoly,  Inc.
1300  Post  Oak  Boulevard
Suite  1985
Houston,  Texas  77056

          We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 1, 1997, relating to the consolidated financial statements of Worldwide Petromoly, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1997.

          We also consent to the reference to us under the caption "Experts" in the Prospectus.




Houston,  Texas
February  9,  1999

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